Exhibit 99.4

REVOCABLE PROXY

HERITAGE FINANCIAL GROUP, INC.

SPECIAL MEETING OF STOCKHOLDERS

JUNE 16, 2015, 10:00 A.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints the members of the Board of Directors of Heritage Financial Group, Inc., with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the special meeting, all the shares of Heritage Financial Group, Inc. common stock held of record by the undersigned at the close of business on April 21, 2015, at the special meeting of stockholders to be held on Tuesday, June 16, 2015 at the Merry Acres Event Center, 1500 Dawson Road, Albany, Georgia 31707, and at any and all adjournments or postponements thereof.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of Heritage Financial Group, Inc., on or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of Heritage Financial Group, Inc. common stock, or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

☒	PLEASE MARK VOTES	REVOCABLE PROXY	Special Meeting of Stockholders
	AS IN THIS EXAMPLE	HERITAGE FINANCIAL GROUP, INC.	June 16, 2015

			For	Against	Abstain
1.	The proposal to approve the Agreement and Plan of Merger, dated as of December 10, 2014, by and among Renasant Corporation, Renasant Bank, Heritage Financial Group, Inc. and HeritageBank of the South.		☐	☐	☐

			For	Against	Abstain
2.	The proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to certain executive officers of Heritage Financial Group, Inc. that is based on or otherwise relates to the merger.		☐	☐	☐

			For	Against	Abstain
3.	The proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.		☐	☐	☐

4.	To transact such other business as may properly come before the special meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2 and 3.

Mark here if you plan to attend the meeting.				☐

Please be sure to date and sign this proxy card in the box below.

Sign above	Date

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.